UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), entered into, and closed the transactions contemplated by, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Alloy Merchandise, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Seller”), HRSH Acquisitions LLC, a New York limited liability company (“Buyer”), and Steven Russo and Hagai Laniado (each, a “Guarantor”). Subject to the terms and conditions of the Asset Purchase Agreement, Seller sold to Buyer certain assets related to Seller’s Alloy business (the “Business”). Buyer paid approximately $3.7 million in cash at the closing of the sale (subject to adjustment as provided in the Asset Purchase Agreement) and assumed approximately $3.1 million in liabilities. The Asset Purchase Agreement includes customary representations and warranties, covenants and indemnification provisions. The Company and Buyer also entered into a related agreement under which the Company will provide certain transitional services to Buyer for up to one year after closing. Each Guarantor has agreed to guarantee specified obligations of Buyer under the Asset Purchase Agreement and the related agreement for transition services. The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In connection with the Asset Purchase Agreement, on June 4, 2013, the Company entered into a Partial Assignment of Amended and Restated Media Services Agreement (the “Partial Assignment”) with Alloy, LLC, a Delaware limited liability company, Seller and Buyer pursuant to which, among other things, the Company assigned to Buyer certain of the Company’s rights relating to the Business under the Amended and Restated Media Services Agreement, dated as of November 8, 2010, as amended on May 6, 2011. The foregoing summary of the Partial Assignment is qualified in its entirety by reference to the full text of the Partial Assignment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2013, the Compensation Committee of the Board of Directors approved a special bonus to Walter Killough in the amount of $85,000, to Marc G. Schuback in the amount of $5,000 and to David J. Dick in the amount of $5,000 in consideration of their performance in connection with the successful completion of the transaction disclosed in Item 1.01 of this Current Report on Form 8-K.

Item 8.01. Other Events.

On June 4, 2013, the Company issued a press release announcing the execution and closing of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

As of the last business day of its most recent second fiscal quarter, the Company met the requirements of a smaller reporting company. As a result, pursuant to Rule 8-05 of Regulation S-X, no pro forma financial information related to the sale of the Business is presented.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 4, 2013, among dELiA*s, Inc., Alloy Merchandise, LLC, HRSH Acquisitions LLC, Steven Russo and Hagai Laniado. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Partial Assignment of Amended and Restated Media Services Agreement, dated as of June 4, 2013, by and among dELiA*s, Inc., Alloy, LLC, Alloy Merchandise, LLC and HRSH Acquisitions LLC.

99.1	Press Release of dELiA*s, Inc. dated June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: June 10, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 4, 2013, among dELiA*s, Inc., Alloy Merchandise, LLC, HRSH Acquisitions LLC, Steven Russo and Hagai Laniado. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Partial Assignment of Amended and Restated Media Services Agreement, dated as of June 4, 2013, by and among dELiA*s, Inc., Alloy, LLC, Alloy Merchandise, LLC and HRSH Acquisitions LLC.

99.1	Press Release of dELiA*s, Inc. dated June 4, 2013.